Schedule A

                                 March 25, 1998

                          Robertson Stephens Asia Fund
                   Robertson Stephens Diversified Growth Fund
                     Robertson Stephens Growth & Income Fund
                 Robertson Stephens Global Low-Priced Stock Fund
                Robertson Stephens Global Natural Resources Fund
                      Robertson Stephens Global Value Fund
                     Robertson Stephens Information Age Fund
                      Robertson Stephens International Fund
                 Robertson Stephens International Investors Fund
           Robertson Stephens Large Capitalization Equity Income Fund
               Robertson Stephens Large Capitalization Value Fund
                     Robertson Stephens MicroCap Growth Fund
                         Robertson Stephens 50/500 Fund